UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2004

First Indiana Corporation
(Exact name of registrant as specified in its charter)

Indiana
(State of incorporation or organization)

0-14354
(Commission file number)

35-1692825
(I.R.S. Employer Identification No.)

135 North Pennsylvania Street, Suite 2800
Indianapolis, IN 46204
(Address of principal executive offices)

(317) 269-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 29, 2004, First Indiana Corporation (the “Company”) and David L. Maraman entered into a First Amendment to Restricted Stock Agreements whereby five restricted stock agreements between the parties dated July 9, 2003 were amended. The primary amendments to the agreements include the (a) immediate forfeiture of 24,912 previously issued Restricted Shares, (b) accelerated vesting of 16,099 previously issued Restricted Shares, and (c) elimination of performance criteria for the vesting of the remaining 49,898 Restricted Shares issued pursuant to the agreements. The Restricted Shares awarded were granted pursuant to the First Indiana Corporation 2002 Stock Incentive Plan, and the vesting of additional Restricted Shares are contingent on the continued service of the officer throughout the applicable Restricted Periods. David L. Maraman is a Senior Vice President and the Chief Credit Officer of First Indiana Bank, N.A., a wholly-owned subsidiary of the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Form of First Amendment to Restricted Stock Agreements by and between the Company and David L. Maraman.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date: January 3, 2005	By:	/s/ William J. Brunner William J. Brunner Chief Financial Officer